UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  February 8, 2011

Guaranty Bancorp

(Exact name of registrant as specified in its charter)

Delaware	000-51556	41-2150446
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1331 Seventeenth St., Suite 345 Denver, CO 80202	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  303-293-5563

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On February 8, 2011, Daniel M. Quinn, Guaranty Bancorp’s (the “Company”) Chairman, Chief Executive Officer and President, notified the Company of his intention to resign from the Company and Guaranty Bank and Trust Company effective as of the date of the Company’s 2011 Annual Meeting of Stockholders, which is expected to occur on May 3, 2011.  As a result, Mr. Quinn will not stand for re-election to the Company’s Board of Directors.  Mr. Quinn has served as a member of the Company’s Board of Directors since 2005 and as the Company’s Chief Executive Officer since 2006.  Mr. Quinn’s decision to resign was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

The Board of Directors of the Company has retained an executive search firm to search for a CEO to replace Mr. Quinn.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUARANTY BANCORP

By:	/s/ Paul W. Taylor
Name: Paul W. Taylor Title: Executive Vice President, Chief Financial and Operating Officer and Secretary

Date:  February 11, 2011